EXHIBIT 5.2 AND 23.4




                               November 24, 1998



CPAC, Inc.
2364 Leicester Road
Leicester, New York 14481

Dear Sirs:

     We have examined the corporate records and proceedings of CPAC, Inc., a New York business corporation (hereinafter referred to as "Company"), with respect to:

     1.   The organization of the Company;

     2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form and validity, and full payment and nonassessability, of all of the present outstanding and issued stock of the Company; and
     3. The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 12,000 shares (hereinafter referred to as the "Company's shares") of Common Stock of the Company covered by the Company's Registration Statement (hereinafter referred to as the "Registration Statement") and Prospectus as updated on November 24, 1998.

     Based upon such examination, we are of the opinion that:

     (a) CPAC, Inc. is duly organized and validly existing under the laws of the State of New York;


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CPAC, Inc.
November 24, 1998
Page Two






     (b) The Company is authorized to issue 20,000,000 shares of Common Stock of the par value of $.01 per share, of which 6,739,022 shares of such Common Stock have been issued and are presently outstanding;

     (c) The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

     (d) When the Amended Registration Statement shall be effective and the shares shall have been issued and sold upon the terms and conditions set forth in the Amended Registration Statement and the updated Prospectus, the Company's shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

     We hereby consent:

     (1) To be named in the Amended Registration Statement, and in the updated Prospectus, as the attorneys who will pass upon legal matters in connection with an issuance of the Company's shares; and

     (2) To the filing of this opinion as Exhibits 5.2 and 23.4 to the Amended Registration Statement.

                                          Very truly yours,



                                          CHAMBERLAIN D'AMANDA
                                          OPPENHEIMER & GREENFIELD


                                          By:/s/ Richard B. Sullivan
                                             -------------------------------
                                          Richard B. Sullivan


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